SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) June 20, 1996

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



        Pennsylvania                  0-10822                25-1229323
(State of other jurisdiction     (Commission File Number)  (IRS Employer
     of incorporation)                                   Identification no.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
      (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
                On June 20, 1996 Biocontrol Technology, Inc.
          (NASDAQ:BICO) announced that ongoing patient testing of its production model Diasensor 1000 noninvasive glucose sensor for diabetics continues to show significantly improved performance.
                 A total of seven patients are currently in the testing process which will ultimately result in 60-day evaluation periods for each. To date, three of the seven patients have been through the full 60-day period. The Diasensor 1000 production model provided consistent, accurate readings on 66% of the tested patients and gave readings 85% of the time.
                 Significantly improved also was the accuracy of the glucose measurement readings on the Diasensor 1000 production model, which was 15% of the actual glucose readings using the Yellow Springs Instrument laboratory reference device for comparison.
                 The production model Diasensor 1000 has also demonstrated increased speed of data collection. What took six hours to collect with the BETA device now takes just 15 minutes.
                 The testing process will continue through each of the seven patients after which the data will be submitted to the FDA as part of BICO's revised 510(k) submission.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release


                           SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BIOCONTROL TECHNOLOGY, INC.


                              by /s/  Fred E. Cooper
                                      Fred E. Cooper, CEO
DATED: June 20, 1996